Exhibit 10.14(b)

AMENDMENT TO AMENDED AND RESTATED
CONFIDENTIALITY, NON-SOLICITATION
AND NON-COMPETITION AGREEMENT

THIS AMENDMENT TO THE AMENDED AND RESTATED CONFIDENTIALITY, NON-SOLICITATION AND NON-COMPETITION AGREEMENT (“Amendment”) is made effective as of February 20, 2023 (the “Effective Date”), by and between Equitrans Midstream Corporation, a Pennsylvania corporation (Equitrans Midstream Corporation and its subsidiary companies are hereinafter collectively referred to as the “Company”), and Diana M. Charletta (“Employee”) and amends the Amended and Restated Confidentiality, Non-Solicitation and Non-Competition Agreement, dated as of January 15, 2019, by and between the Company and Employee (“Agreement”).

WITNESSETH:

WHEREAS, the Agreement authorizes the parties to amend the Agreement by a written instrument signed by both parties;

WHEREAS, the Company and Employee express their intent to modify the Agreement in accordance with the terms of this Amendment;

NOW, THEREFORE, the Company and Employee, intending to be legally bound, hereby agree as follows:

1.    Section 3(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(c) A lump sum payment payable within 60 days following Employee’s termination date equal to the product of (i) twenty-four (24) and (ii) 100% of the then-current Consolidated Omnibus Budget Reconciliation Act of 1985 monthly rate for family coverage; and”

2.     Section 3(d) of the Agreement is hereby deleted in its entirety.

3.    The definition of “Good Reason” included in Section 3 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Solely for purposes of this Agreement, “Good Reason” shall mean Employee’s resignation within 90 days after: (i) a reduction in Employee’s base salary of 10% or more (unless the reduction is applicable to all similarly situated employees); (ii) a reduction in Employee’s annual short-term bonus target by the greater of (A) 10% and (B) 5 percentage points of Employee’s target bonus percentage, unless the reduction is applicable to all similarly situated employees; (iii) a significant diminution in Employee’s job responsibilities, duties or authority; (iv) a Company requested change in the geographic location of such Participant’s primary reporting location of more than 50 miles (but excluding any requirement to work remotely); and/or (v) any other action or inaction that constitutes a material breach by the Company of this Agreement. A termination by Employee shall not constitute termination for Good Reason unless Employee first delivers to the General Counsel of the Company written notice: (i) stating that Employee intends to resign for Good Reason pursuant to this Agreement; and (ii) setting forth with specificity the occurrence deemed to give rise to a right to terminate for Good Reason (which notice must be given no later than 90 days after the initial occurrence of such event).  The Company shall have a reasonable period of time (not less than 30 days after receipt of Employee’s written notice that Employee is resigning for Good Reason) to take action to correct, rescind or substantially reverse the occurrence supporting termination for Good Reason as identified by Employee.  Failure by the Company to act or respond to the written notice shall not be deemed to be an admission that Good Reason exists.”
4.    Except as expressly amended by this Amendment, all provisions of the Agreement shall remain in full force and effect.

5.    This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

6.    The parties acknowledge that this Amendment is a written instrument and that by their signatures below they are agreeing to the terms and conditions contained in this Amendment.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first above written.

EQUITRANS MIDSTREAM CORPORATION         EMPLOYEE

By: /s/ Thomas F. Karam                    /s/ Diana M. Charletta
Name:    Thomas F. Karam                    Diana M. Charletta
Title:    Chief Executive Officer